UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2008 (July 14, 2008)
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Credit Officer
      Effective July 14, 2008, Roger D. Stewart resigned from his position as Senior Vice President and Senior Loan Officer of Community First Bank & Trust (the “Bank”), the wholly-owned bank subsidiary of Community First, Inc. (the “Company”). In connection with his resignation, Mr. Stewart entered into a resignation agreement and general release (the “Resignation Agreement”) with the Company pursuant to which, in exchange for his agreement to release any potential claims he may have against the Company, Mr. Stewart will continue to receive his regular base salary and health care coverage provided by the Company and related entities until December 31, 2008.
     The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by reference to the Resignation Agreement itself, which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.
Entry into Change in Control Agreements
     On July 18, 2008, the Company entered into change in control agreements with Dianne Scroggins, Vice President and Chief Financial Officer of the Bank, Michael J. Saporito, Senior Vice President and Chief Operating Officer of the Bank, and Carl B. Campbell, Senior Vice President and Chief Credit Officer of the Bank. The agreements will continue in effect as long as these executives remain employed as an officer of the Bank and contain certain change in control provisions. Pursuant to the change in control agreements, if these executives are involuntarily terminated (including under circumstances where the executive resigns for “good reason,” as such term is defined in the agreements) within one year following a change in control, they will be entitled to receive a severance payment equal to 1.5 times their “base amount” then currently in effect (calculated in accordance with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). They will also receive additional tax gross up payments in order to compensate for any tax liability imposed on change in control payments to the executive, to the extent these payments constitute “parachute payments” under Section 280G of the Code. Under these circumstances, the executives will remain subject to certain non-competition and non-solicitation restrictions for a one year period following their involuntary termination.
     The change in control agreements provide that a “change in control” shall be deemed to occur if and when:
     (i) there occurs an acquisition in one or more transactions of at least 15% but less than 25% of the Company’s outstanding common stock by any person (as defined in Section 3(a)(9) of the Securities Act of 1934, as amended, and as used in Sections 13(d) and 14(d) thereof), or by two or more persons acting as a group (excluding officers and directors of the Company), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company has occurred;
     (ii) there occurs a merger, consolidation, reorganization, recapitalization or similar transaction involving the securities of the Company upon the consummation of which more than 50% in voting power of the voting securities of the surviving corporation(s) is held by persons other than former shareholders of the Company; or
     (iii) 25% or more of the directors elected by shareholders of the Company to the Board of Directors are persons who were not listed as nominees in the Company’s then most recent proxy statement.

     The foregoing description of the change in control agreements does not purport to be complete and is qualified in its entirety by reference to the change in control agreements themselves, which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein in their entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Resignation Agreement and General Release, dated as of July 7, 2008, with Roger D. Stewart.

10.2	Change in Control Agreement, dated as of July 18, 2008, with Dianne Scroggins.

10.3	Change in Control Agreement, dated as of July 18, 2008, with Michael J. Saporito.

10.4	Change in Control Agreement, dated as of July 18, 2008, with Carl B. Campbell.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Dianne Scroggins
Dianne Scroggins
Chief Financial Officer

Date: July 18, 2008

EXHIBIT INDEX

No.	Exhibit

10.1	Resignation Agreement and General Release, dated as of July 7, 2008, with Roger D. Stewart.

10.2	Change in Control Agreement, dated as of July 18, 2008, with Dianne Scroggins.

10.3	Change in Control Agreement, dated as of July 18, 2008, with Michael J. Saporito.

10.4	Change in Control Agreement, dated as of July 18, 2008, with Carl B. Campbell.

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